UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2013

CANYON GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Convention Center Dr, Suite. 700 Las Vegas, Nevada 89109
(Address of principal executive offices)

Registrant's telephone number, including area code: (888) 788-0986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORM 8-K

     When used in this Current Report on Form 8-K, the terms “Company”, “Canyon Gold,” “we,” “us,” “our” and similar terminology reference to Canyon Gold Corp.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 16, 2013, the Company’s Board of Directors accepted the resignation of its President and Chief Executive Officer, Delbert G. Blewett. Mr. Blewett was for personal reasons and he will remain a member of the Board of Directors and will retain his position of Acting Secretary until a new Secretary is appointed.

     Also on October 16, 2013, the Board of Directors appointed Stephen M. Studdert as the new President and Chief Executive Officer of the Company. Mr. Studdert was appointed as a director of the Company on December 16, 2012. Mr. Studdert is founder and chairman of Studdert International, Mantford Ventures, and i3 Technologies. He also founded a commercial bank and has served on many corporate boards of directors. Mr. Studdert served as a White House advisor to U.S. Presidents George Bush, Ronald Reagan, and Gerald Ford, and represented U.S. Presidents in diplomatic assignments to over one hundred nations. By presidential appointment, he served on the President’s Export Council, the Export Advisory Now Council, and the Foreign Trade Practices and Negotiations Subcommittee, and as a United States Delegate to the United Nations Energy Conference in Africa. He also served as a United States Delegate to the 40th NATO Summit and was appointed Federal Home Loan Bank Director in the Clinton Administration. Mr. Studdert is a graduate of Brigham Young University

Cautionary Note About Forward-looking Statements

     Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the Company. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canyon Gold Corp.

Date: October 23, 2013	By:	S/ DELBERT G. BLEWETT
Delbert G. Blewett
Acting Secretary